EXHIBIT 21

Subsidiaries of The Middleby Corporation(1)

State/Country of
Name of Subsidiary	Incorporation/Organization

AGA Rangemaster Group PLC	United Kingdom
AGA Rangemaster Ltd	United Kingdom
AGA Rangemaster Properties Ltd	United Kingdom
AGA Rayburn Ltd	United Kingdom
Alkar Holdings, Inc.	Wisconsin
Alkar-RapidPak, Inc.	Wisconsin
Anetsberger, LLC	Delaware
ARG Corporate Services Ltd	United Kingdom
Armor Inox Holding France S.A.S.	France
Armor Inox Production S.a.r.l.	France
Armor Inox S.A.	France
Armor Inox Services S.A.S.	France
Armor Inox UK Ltd	United Kingdom
Armor Inox USA LLC	Delaware
Auto-Bake Acquisition Pty. Ltd	Australia
Auto-Bake Pty Ltd	Australia
Automatic Bar Controls, Inc.	Delaware
Baker Thermal Solutions LLC	Delaware
Beech Ovens LLC	Delaware
Beech Ovens Pty Ltd	Australia
Blodgett Holdings, Inc.	Delaware
Britannia Kitchen Ventilation	United Kingdom
Carter-Hoffmann LLC	Delaware
Catering Equipment Industry srl	Italy
Cloverleaf Properties, Inc.	Vermont
Concordia Coffee Company, Inc.	Washington
CookTek Induction Systems, LLC	Delaware
Cozzini do Brasil Ltda	Brazil
Cozzini Middleby de Mexico, S. de R.L.de C.V.	Mexico
Cozzini Middleby Europe, S.r.l.	Italy
Cozzini, LLC	Delaware
Cranmore Property Ltd	United Kingdom
Danfotech Holdings, LLC	Delaware
Danfotech Inc.	Missouri
Desmon S.p.A.	Italy
Doyon Acquisition Company, LLC	Delaware
Doyon Equipment Inc.	Canada
Eswood Australia Pty Ltd	Australia
F.R. Drake Company	Delaware

Fab-Asia Inc.	Philippines
Fired Earth Ltd	United Kingdom
Follett Europe Polska sp. z.o.o.	Poland
Follett International sp. z.o.o.	Poland
Follett LLC	Pennsylvania
G.S. Blodgett Corporation	Vermont
Giga Grandi Cucine S.r.l.	Italy
Goldstein Eswood Commercial Cooking Pty Ltd	Australia
Goldstein Properties Pty Ltd	Australia
Grange Eastern Europe Inc.	Romania
Grange Furniture Canada (1989) Ltd	Canada
Grange Furniture Inc.	Delaware
Grange Luxembourg SARL	Luxembourg
Grange SAS	France
Heartland Appliances Inc.	Canada
Holman Cooking Equipment Inc.	Delaware
Houno A/S	Denmark
Houno Holdings LLC	Delaware
Imperial Machine Company Ltd	United Kingdom
J. Goldstein & Co. Pty Ltd	Australia
Jade Range LLC	Delaware
LA Cornue SAS	France
Lincat Group PLC	United Kingdom
Lincat Limited.	United Kingdom
Lynx Grills Inc	Delaware
Lynx Holdco Inc	Delaware
MagiKitch'n Inc.	Pennsylvania
Maurer-Atmos Middleby GmbH	Germany
Middleby Advantage, LLC	Delaware
Middleby Asia Ltd	Hong Kong
Middleby Australia Pty Ltd	Australia
Middleby Canada Company	Canada
Middleby Celfrost Innovations Pvt Ltd	India
Middleby China Corporation	Peoples Republic of China
Middleby Cooking System Manufacturing (Shanghai) Corporation	Peoples Republic of China
Middleby Cozzini Brasil Equipamentos, Ltda	Brazil
Middleby Espana SLU	Spain
Middleby Europe SL	Spain
Middleby Holding UK Ltd	United Kingdom
Middleby India Engineering Pvt Ltd	India
Middleby Induction China Corporation	Peoples Republic of China
Middleby Lux Holdings SCS	Luxembourg
Middleby Luxembourg S.a.r.l.	Luxembourg
Middleby Marshall Holding, LLC	Delaware
Middleby Marshall, Inc.	Delaware
Middleby Nationals Sales LLC	Delaware

Middleby Philippines Corporation	Philippines
Middleby UK Ltd	United Kingdom
Middleby UK Residential Holdings	United Kingdom
Middleby Worldwide Mexico SA de CV	Mexico
Middleby Worldwide Philippines	Philippines
Middleby Worldwide Services SA de CV	Mexico
Middleby Worldwide, Inc.	Florida
Middleby XME S.L.U.	Spain
MP Equipment LLC	Delaware
New Star International Holdings, Inc.	Delaware
Nieco Corporation	California
Northland Corporation	Michigan
Peak Drink Dispense Ltd	United Kingdom
Perfect Fry LLC	Delaware
Pitco Frialator, Inc.	New Hampshire
Star International Holdings, Inc.	Delaware
Star Manufacturing International Inc.	Delaware
Stewart Systems Baking, LLC	Delaware
The Alluvian Spa, LLC	Mississippi
The Alluvian, LLC	Mississippi
The Piper Doyon Group, Inc.	Wisconsin
Thurne-Middleby Ltd	United Kingdom
TMC Lux Holdings Sarl	Luxembourg
TMC Lux Sarl	Luxembourg
TMC Scots Holdings LP	United Kingdom
TMC Scottish Private Ltd	United Kingdom
TurboChef Technologies Europe, Ltd	United Kingdom
TurboChef Technologies Inc.	Delaware
ULC Holding Company	Delaware
U-Line Corporation	Wisconsin
Viking Cooking Schools, LLC	Mississippi
Viking Culinary Group, LLC	Mississippi
Viking Range Brasil Participacoes Ltda	Brazil
Viking Range Corporation do Brasil Importacao e Comercio Ltda	Brazil
Viking Range, LLC	Delaware
Waterford Stanley Ltd	Ireland
Wells Bloomfield LLC	Delaware
Wunder-Bar Europe S.r.o.	Czech Republic
Wunder-Bar Holdings, Inc.	Delaware
Wunder-Bar International, Inc.	California

(1) Certain subsidiaries have been omitted as allowed.